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                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference, in the Registration Statement (Form S-8) of WellPoint Health Networks Inc. for the registration of 2,400,000 shares of its common stock pertaining to the WellPoint Health Networks Inc. Stock Option\Award Plan, of our report dated May 12, 1997, with respect to the combined financial statements of The Group Benefits Operations of John Hancock Mutual Life Insurance Company and subsidiaries included in Amendment No. 1 on Form 8-K/A to WellPoint Health Networks Inc.'s Current Report on form 8-K dated March 1, 1997, filed with the Securities Exchange Commission.



                                           ERNST & YOUNG, L.L.P.


Boston, Massachusetts
August 1, 1997